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                                  EXHIBIT 23.6


                  CONSENT OF ALEX BROWN & SONS INCORPORATED


We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of Harte-Hanks Communications, Inc. of our opinion attached as Appendix C thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion the description and summary of our analyses, observations, beliefs and conclusions relating thereto, set forth under the heading Opinion of Financial Advisor to DiMark therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                     ALEX BROWN & SONS INCORPORATED


                                     By:  /s/ BARRY RIDINGS
                                         --------------------------------
                                          Managing Director
Dated:  March 28, 1996